                                                            Exhibit 10.27

NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) IF MAKER HAS BEEN FURNISHED WITH AN OPINION REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO MAKER OF COUNSEL REASONABLY SATISFACTORY TO MAKER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER.


       ISSUE PRICE: $759.918 PER $1,000 OF PRINCIPAL AMOUNT
       TOTAL ISSUE PRICE:  $30,000,000
       ORIGINAL ISSUE DISCOUNT: $240.082 PER $1,000 OF PRINCIPAL AMOUNT TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT: $9,477,953
       YIELD TO MATURITY: 4.0% per annum
       ISSUE DATE:  November 30, 1999

                              SUBORDINATED ZERO COUPON
                           CONVERTIBLE DEBENTURE due 2006
                                representing up to
                                    $39,477,953

No. 1.                                                        November 30, 1999

              1.     PAYMENT OF PRINCIPAL AND ORIGINAL ISSUE DISCOUNT.

              FOR VALUE RECEIVED, the undersigned, NBC Internet, Inc., a Delaware corporation ("Maker"), hereby promises to pay NBC Multimedia, Inc. (or an affiliate thereof) or the subsequent registered owner of this Note ("Payee"), in the manner hereinafter provided, the principal amount of Thirty Nine Million Four Hundred Seventy Seven Thousand Nine Hundred Fifty-Three Dollars ($39,477,953) on November 30, 2006 (the "Stated Maturity Date").

              The principal of this Note shall not bear interest except in the case of a default in the payment of principal upon acceleration, upon redemption or at the Stated Maturity Date and in such case the amount payable hereon, in lieu of the principal amount due at the Stated Maturity Date hereof shall be the amount (the "Amortized Face Amount") equal to (a) the Issue Price (as defined below) plus (b) that portion of the difference between the Issue Price and the principal amount that has accrued at the Yield to Maturity (as defined below) (calculated on an annual bond equivalent basis from November 30, 1999) at the date as of which the Amortized Face Amount is calculated, which shall accrue from the date of such default in payment to the date payment on such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the Yield to Maturity, which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand. As used herein, the term "Issue Price"

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                                                                            2


       means the principal amount of this Note less the Original Issue Discount stated on the face hereof, and the term "Yield to Maturity" means the Yield to Maturity stated on the face hereof for the period from the Original Issue Date stated on the face hereof to the Stated Maturity Date.

              This Note is issued pursuant to the Second Amended and Restated Agreement and Plan of Contribution, Investment and Merger, dated as of July 8, 1999, as amended (the "Merger Agreement"), among National Broadcasting Company, Inc., Payee, Neon Media Corporation, Maker and Xoom.com, Inc. Subject to the right of Payee to convert this Note pursuant to Section 2, this Note may be redeemed in whole at any time after November 30, 2004 at the option of Maker without penalty or premium, at a redemption price equal to the Amortized Face Amount, upon at least thirty (30) days prior written notice thereof to Payee. Maker may pay the redemption price in cash, Common Stock (as defined below) or both, PROVIDED that in any event the issuance of 568,118 shares of Common Stock shall be deemed to be full satisfaction of the redemption price. Any Common Stock issued to pay the redemption price shall be valued based on the average closing price for the 30-day period ending the day prior to the date of redemption. All payments to be made hereunder shall be made to Payee at 30 Rockefeller Plaza, New York, New York 10012 (Attention: Chief Financial Officer).

              2. CONVERSION RIGHT.

              (a) CONVERSION. Payee has the right, at its option, at any time after November 30, 2000, to convert all (but not less than all) of the principal of this Note into an aggregate of 471,031 fully paid and nonassessable shares (as adjusted pursuant to Section 2(b), the "Conversion Shares") of Class B common stock, par value $.0001 per share, of Maker ("Common Stock") upon surrender of this Note at the office of Maker. Upon the receipt of this Note, duly endorsed, and a signed notice from Payee that Payee is irrevocably exercising its conversion right pursuant to this Section 2(a), Maker shall promptly deliver the Conversion Shares registered in the name of Payee.

              (b) ADJUSTMENTS.    The conversion rights set forth are subject to
       adjustment as provided below.

              (i) STOCK SPLITS, STOCK DIVIDENDS AND COMBINATIONS. If Maker shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend with respect to the Common Stock, then the number of shares of Common Stock for which this Note is convertible immediately prior to that subdivision shall be proportionately increased, and if Maker shall at any time combine the outstanding shares of Common Stock, then the number of shares of Common Stock for which this Note is exercisable immediately prior to that combination shall be proportionately reduced. Any adjustment under this Section 2(b)(i) shall become effective at the close of business on the date the subdivision, stock dividend or combination becomes effective.

              (ii) RECLASSIFICATION, EXCHANGE, SUBSTITUTION AND IN-KIND DISTRIBUTION. If the Common Stock issuable on conversion of this Note shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above) or upon the payment of a dividend in cash, securities or property other than Common Stock, then Payee shall, upon conversion of this Note, be entitled to receive, in lieu of the Common Stock that Payee would have become entitled to receive but for such change, that number of shares of such other class or classes of stock that is equivalent to the number of shares of Common Stock that Payee would have received had Payee converted this Note immediately prior to that change. Following any reclassification, exchange, substitution or in-kind distribution, Maker shall promptly issue to Payee a new Note for such new securities or other property.
              The new Note shall provide for adjustments which shall be nearly equivalent as may be reasonably practicable to the adjustments provided for in this Section 2(b) including, without limitation, adjustments to the number of securities or property issuable upon conversion of the new Note. The provisions of this Section 2(b)(ii) shall similarly apply to successive reclassifications, exchanges, substitutions or other events and successive dividends.

              (iii) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALE OF ASSETS. In case of any merger of Maker with or into another company (other than a merger with another company in which Maker is a continuing company and which does not result in any reclassification or change of outstanding securities issuable upon conversion of this
              Note), consolidation or in case of any sale of all or substantially all of the assets of Maker, Maker shall, as condition precedent to such transaction, execute a new Note or cause such successor or purchasing company, as the case may be, to execute a new Note, providing that Payee shall have the right to convert such new Note and upon such conversion to receive, in lieu of each share of Common Stock theretofore issuable upon conversion of this Note, the kind and amount of shares of stock, other securities, money and property issuable or payable, as the case may be, upon such merger, consolidation, sale of assets or other change to a holder of one share of Common Stock. Such new Note shall provide for adjustments that shall be as nearly equivalent as may be reasonably practicable to the adjustments provided for in this Section 2(b). The provisions of this Section 2(b)(iii) shall similarly apply to successive mergers, consolidations, sale of assets and other changes and transfers.

              (iv) NOTICE OF ADJUSTMENTS. Maker shall promptly give written notice of each adjustment or readjustment of the number of shares of Common Stock or other securities issuable upon conversion of this Note, by first class mail, postage prepaid, to the Payee at the Payee's address for notices in the Merger Agreement. This notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based. Maker further agrees to notify Payee in writing of a reorganization, merger or sale in accordance with Section 2(b)(iii) at least thirty (30) days prior to the effective date thereof.

              (v) NO CHANGE NECESSARY. The form of this Note need not be changed because of any adjustment in the number of shares of Common Stock issuable upon its conversion. A Note issued after any adjustment on conversion or upon replacement may continue to express the same number of shares of Common Stock as are stated on this Note as initially issued, and such number of shares shall be considered to have been so changed as of the close of business on the date of adjustment.

              (vi) RESERVATION OF STOCK. Maker covenants that it will at all times reserve and keep available, for issuance upon conversion of this Note, such shares of its Common Stock from time to time issuable upon conversion of this Note, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note, Maker will take such corporate action as may, in the opinion of its counsel, be reasonably necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. Issuance of this Note shall constitute full authority to Maker's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock issuable upon the conversion of this Note.

              (vii) NOTICES OF RECORD DATE. In the event Maker intends to declare a record date for the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, Maker shall mail to Payee of this Note at least ten days prior to the proposed record date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

              (viii) NO IMPAIRMENT. Maker shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Note by Maker, but shall at all time in good faith assist in carrying out of all the provisions of this
              Section 2(b) and in taking all such action as may be reasonably necessary or appropriate to protect Payee's rights under this
              Section 2(b) against impairment.

              (c) GOVERNANCE RIGHTS.  Upon conversion of this Note pursuant to
       Section 2(a), and conversion of the Zero Coupon Convertible Debenture due 2006 representing up to $447,416,805 issued by Maker to GE Investments Subsidiary, Inc., Payee shall have the right to elect one additional director to the Board of Directors of Maker pursuant to the Certificate of Incorporation of Maker.

              3. REPRESENTATIONS AND WARRANTIES OF MAKER. Maker hereby represents and warrants to Payee that: (a) Maker is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has the full power and authority, and the legal right, to make, deliver and perform this Note and its obligations hereunder on the terms and conditions hereof and has taken all necessary corporate action to authorize the execution, delivery and performance of this Note and to authorize the borrowing hereunder, and this Note has been duly executed and delivered on behalf of Maker; (b) this Note constitutes a legal, valid and binding obligation of Maker enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); (c) the execution, delivery and performance of this Note, the borrowing hereunder and the use of the proceeds thereof will not violate any material requirement of law, any material contractual obligation of Maker or its subsidiaries or any of their applicable charters, bylaws or similar documents; and (d) no Event of Default (as defined below) has occurred and is continuing.

              4. REPRESENTATIONS AND WARRANTIES OF PAYEE. Payee hereby represents and warrants to Maker that: (a) Payee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has the full power and authority, and the legal right, to make the loan to Maker evidenced by this Note and has taken all necessary corporate action to authorize the making of such loan, and this Note has been duly executed and delivered on behalf of Payee; (b) Payee is an "accredited investor" within the meaning of Regulation D of the Securities Act of 1933, as amended (the "Securities Act") and is being issued this Note for its own account and not with a view to the distribution thereof in violation of the Securities Act; (c) Payee understands and acknowledges that this Note has not been registered under the Securities Act and may be offered and resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such exemption is required by law, and that Maker is not required to register this Note; and (d) Payee has had access to such financial and other information concerning Maker as it deemed necessary in connection with the issuance of this Note.

              5. EVENTS OF DEFAULT. An Event of Default occurs if: (1) Maker pursuant to or within the meaning of Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors (a "Bankruptcy Law"):
(a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law (a "Custodian") or (d) makes a general assignment for the benefit of its creditors; or (2) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against Maker as debtor in an involuntary case, (b) appoints a Custodian of Maker, or (c) orders the liquidation of Maker, and the order or decree remains unstayed and in effect for 90 days; or (3) a Change of Control (as defined below) occurs, or (4) Maker fails to pay the principal amount due at the Stated Maturity Date. Upon the occurrence of an Event of Default, Payee shall have the option to receive either (i) the number of Conversion Shares Payee would have received if Payee had exercised its rights under
Section 2 immediately prior to such Event of Default or (ii) either (A) in the event of a default pursuant to (1), (2) or (3) above, the Amortized Face Amount or (B) in the event of a default pursuant to (4) above, the principal amount due at the Stated Maturity Date plus accrued interest thereon from the Stated Maturity Date at the Yield to Maturity. In the case of either (i) or
(ii), the obligations of Payee shall immediately become due and payable. As used herein the term "Change of Control" means any of the following: (i) a merger, consolidation or other business combination or transaction to which a Maker is a party if the shareholders of Maker immediately prior to the effective date of such merger, consolidation or other business combination or transaction, do not have beneficial ownership of voting securities representing 50% or more of the total voting power of the surviving corporation or its parent immediately following such merger, consolidation or other business combination or transaction; (ii) any person or entity shall have beneficial ownership of 20% or more of the outstanding shares of Class A Stock (as such term is defined in Maker's Certificate of Incorporation) at a time when the holders of Common Stock do not elect a majority of the Board of Directors of Maker; (iii) a sale of all or substantially all of the consolidated assets of Maker to another person or entity or (iv) a liquidation or dissolution of Maker.

              6. SUBORDINATION. Payee agrees that payment of the principal of and interest on this Note shall be subordinated in right of payment to the prior payment in full of all Senior Debt at any time outstanding. Notwithstanding the immediately preceding sentence, such subordination shall not limit the payment of principal of and interest on this Note in accordance with its terms unless, at the time of such payment, there is a default in the payment of principal of or interest on such Senior Debt, there exists any event which, with the giving of notice or the passage of time, is reasonably likely to give rise to a default under such Senior Debt, or in the event that a default under this Note has caused a default under such Senior Debt. The limitation on payments under this Note shall continue until such time as the default on such Senior Debt has been cured or waived. The provisions of this paragraph are intended solely for the purpose of defining the relative rights of the Payee of this Note, on the one hand, and the holder of Senior Debt, on the other hand. "Senior Debt" shall mean (a) any and all liabilities of Maker recorded on the Maker's balance sheet or in the footnotes thereto in accordance with GAAP (as defined below); (b) the principal of, premium (if any), interest on, and other moneys due which arise out of any indebtedness of Maker (or any refinancing thereof): (1) for borrowed funds; (2) due to sellers or lessors of any real or personal property to Maker; or (3) for reimbursement obligations with respect to letters of credit, except in each case referred to in subclauses (1), (2) and (3) above, to the extent the holder of such indebtedness otherwise agrees in writing; (c) any other indebtedness of Maker, except to the extent that the holder of such indebtedness otherwise agrees in writing; and (d) any debentures, notes or other evidence of indebtedness issued in exchange for any of the foregoing indebtedness, or any indebtedness arising from the satisfaction of such indebtedness by a guarantor. "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession). The provisions of this Section 6 shall not apply to conversions pursuant to Section 2.

              7. BUSINESS DAY. If any payment or conversion shall be required by the terms hereof to be made on a day that is not a Business Day (as defined below), such payment or conversion shall be made on the immediately succeeding Business Day. For purposes hereof, "Business Day" shall mean a day other than a Saturday, Sunday, holiday or other day on which commercial banks in the State of New York are authorized or required by law to close.

              8. NO WAIVER. No action or omission by Payee shall constitute a waiver of any rights or remedies of Payee hereunder. Such rights and remedies are cumulative and not exclusive of any rights or remedies provided by law.

              9. AMENDMENT; ASSIGNMENT . The terms of this Note may be amended, supplemented or modified only with the written consent of Maker and Payee. This Note shall be binding upon and inure to the benefit of Maker, Payee and their respective successors and assigns, except that neither Payee nor Maker may assign or transfer any of its rights or obligations under this Note without the prior written consent of the other party. In the event of any assignment or transfer by Payee with the prior written consent of Maker, Maker shall, upon the request of the transferee and receipt of this Note from transferee, reissue this Note in the name of the transferee.

              10. GOVERNING LAW; JURISDICTION. This Note is made and delivered in New York, New York, and, pursuant to Section 5-1401 of the General Obligations Law of the State of New York, shall be governed by and construed and interpreted in accordance with the laws of the State of New York applicable to contracts fully performed in New York. All judicial actions, suits or proceedings brought against Maker or Payee with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Note or for recognition or enforcement of any judgment rendered in any such proceedings shall be brought exclusively in any state or federal court located in the County of New York.

              11. MUTILATED, DESTROYED OR MISSING NOTES. If this Note is mutilated and surrendered to Maker or Maker receives evidence to its satisfaction of the destruction, loss or theft of this Note, Maker shall issue a replacement Note. If required by Maker, an indemnity bond must be supplied by Payee that is sufficient in the judgment of Maker to protect Maker from any loss it may suffer if this Note is replaced. Maker may charge for any expenses of replacing this Note





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                                                                            8



              IN WITNESS WHEREOF, Maker has caused this Note to be duly issued as of the date first above written.

                                    NBC INTERNET, INC.





                                     By: /s/ John Harbottle
                                         ---------------------------------
                                         Name:  John Harbottle
                                         Title: EVP Finance & CFO



ACKNOWLEDGED AND AGREED:


NBC MULTIMEDIA, INC.


By: /s/ Martin J. Yudkovitch
    -------------------------------
    Name:  Martin J. Yudkovitch
    Title: President